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 Rule 10f-3 Transaction Form

 Acquisition of Securities During Affiliated Underwritings


PARTICIPATING FUNDS

[_]  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
     BlackRock Core Bond Trust - High Yield (BHK-HYLD)
     BlackRock Multi-Sector Income Trust - High Yield (BIT-HYLD)
     BlackRock Limited Duration Income Trust - High Yield (BLW-HYLD) BlackRock Dynamic High Income - Preferred Stock Portfolio (BR-DHI-PS) BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
     BlackRock Multi-Asset Income - Preferred Stock Portfolio (BR-INC-PS) BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
     BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
     BlackRock Corporate High Yield Fund, Inc. (HYT)
     MIST BlackRock High Yield Portfolio (MIST-HY)
     AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY) JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC)
     UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    07-20-2016
Offering Commencement:

Security Type:             BND/CORP

Issuer                     The Goldman Sachs Group, Inc. (2049)

Selling Underwriter        Goldman, Sachs & Co.

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Goldman, Sachs & Co., BB&T Capital Markets, a
                           division of BB&T Securities, LLC, BNY Mellon
                           Capital Markets, LLC, Capital One Securities, Inc.,
                           Fifth Third Securities, Inc., KeyBanc Capital
                           Markets Inc., Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated, Mizuho Securities USA Inc., PNC
                           Capital Markets LLC, RBC Capital Markets, LLC,
                           Regions Securities LLC, Scotia Capital (USA) Inc.,
                           SMBC Nikko Securities America, Inc., Standard
                           Chartered Bank, SunTrust Robinson Humphrey, Inc.,
                           TD Securities (USA) LLC, UniCredit Capital Markets
                           LLC, U.S. Bancorp Investments, Inc., Drexel
                           Hamilton, LLC, Mischler Financial Group, Inc.,
                           Siebert Brandford Shank & Co., L.L.C., The Williams
                           Capital Group, L.P.

TRANSACTION DETAILS

Date of Purchase           07-20-2016

                                                                    Page 1 of 2

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Purchase Price/Share
(PER SHARE / % OF PAR)     $100 Total Commission, Spread or Profit        1.50%
                           ----                                           -----

1.  Aggregate Principal Amount Purchased (a+b)                     $ 35,000,000
                                                                   ------------

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $ 18,662,000
                                                                   ------------

    b.  Other BlackRock Clients                                    $ 16,338,000
                                                                   ------------

2.  Aggregate Principal Amount of Offering                         $650,000,000
                                                                   ------------
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.05384

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]

[_] Eligible Municipal Securities

[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]

[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.

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Completed by:            Dipankar Banerjee               Date:  07-25-2016
                         ------------------------------         ---------------
                         Global Syndicate Team Member

Approved by:             Steven DeLaura                  Date:  07-25-2016
                         ------------------------------         ---------------
                         Global Syndicate Team Member

DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the
                           Funds' participation in the offering by the Funds
                           and other accounts managed by BlackRock divided by
                           the total amount of the offering.

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TERM                       DEFINITION

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities
                               (or for such shorter period that the issuer was required to file such material)

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TERM                              DEFINITION
Eligible Municipal Securities     The securities:

                                  (a) are direct obligations of, or obligations
                                      guaranteed as to principal or interest by, a
                                      State or any political subdivision thereof, or
                                      any agency or instrumentality of a State or any
                                      political subdivision thereof, or any municipal
                                      corporate instrumentality of one or more
                                      States, or any security which is an industrial
                                      development bond (as defined in section
                                      103(c)(2) of Title 26) the interest on which is
                                      excludable from gross income under certain
                                      provisions of the Internal Revenue Code;

                                  (b) are sufficiently liquid that they can be sold
                                      at or near their carrying value within a
                                      reasonably short period of time; and

                                  (c) either

                                      (1) are subject to no greater than moderate
                                          credit risk; or

                                      (2) if the issuer of the municipal securities,
                                          or the entity supplying the revenues or
                                          other payments from which the issue is to
                                          be paid, has been in continuous operation
                                          for less than three years, including the
                                          operation of any predecessors, the
                                          securities are subject to a minimal or low
                                          amount of credit risk.

                                  Also, purchases of municipal securities may not be
                                  designated as group sales or otherwise allocated to
                                  the account of any prohibited seller (i.e., an
                                  affiliated underwriter).

Eligible Rule 144A Offering       The securities are sold in an offering where

                                  (a) the securities are offered or sold in
                                      transactions exempt from registration under
                                      Section 4(2) of the Securities Act of 1933,
                                      Rule 144A thereunder, or Rules 501-508
                                      thereunder;

                                  (b) the securities were sold to persons that the
                                      seller and any person acting on behalf of the
                                      seller reasonably believe to include qualified
                                      institutional buyers, as defined in Rule 144A
                                      ("QIBs"); and

                                  (c) the seller and any person acting on behalf of
                                      the seller reasonably believe that the
                                      securities are eligible for resale to other
                                      QIBs pursuant to Rule 144A.

Government Securities Offering    The security is issued or guaranteed as to
                                  principal or interest by the United States, or by a
                                  person controlled or supervised by and acting as an
                                  instrumentality of the Government of the United
                                  States pursuant to authority granted by the
                                  Congress of the United States; or any certificate
                                  of deposit for any of the foregoing.

U.S. Registered Public Offering.  The securities offered are registered under the
                                  Securities Act of 1933 that are being offered to the public.